Exhibit 10.9
Facility Extension Request
July 20, 2023
JPMorgan Chase Bank, N.A., as Purchaser
575 Washington Boulevard
Jersey City, NJ 07310
Reference is hereby made to that certain Master Receivables Purchase Agreement, dated as of June 28, 2022, by and among, inter alios, ChampionX Corporation (the “Seller Representative”), the following subsidiaries of the Seller Representative, as sellers and servicers: ChampionX LLC (“ChampionX”), US Synthetic Corporation (“US Synthetic”) and Apergy ESP Systems, LLC (“Apergy ESP,” together with ChampionX and US Synthetic, collectively the “Sellers,” and each a “Seller”), Apergy USA, Inc., in its capacity as servicer, and JPMorgan Chase Bank, N.A. (the “Purchaser”) (as it may be amended, restated, supplemented or otherwise modified from time to time, including by that certain Joinder Agreement dated as of March 28, 2023 executed by among the Seller Representative, the Sellers and the Purchaser, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
Pursuant to Section 1(b)(ii) of the Agreement, the Seller Representative, on behalf of the Sellers hereby irrevocably requests that the Purchaser extend the current Purchase Termination Date to August 31, 2023 (the “New Purchase Termination Date”).
Seller Representative for itself and on behalf of the Sellers hereby (a) represents and warrants to the Purchaser that: (i) the representations and warranties as Sellers and as Servicers in the Agreement are true and correct on and as of the date hereof; and (ii) no default under the Agreement has occurred or is continuing or would occur as a result of this Facility Extension Request, and (b) affirms its understanding that the Uncommitted Facility is not a commitment and does not in any way obligate the Purchaser to purchase any Offered Receivables under the Agreement.
CHAMPIONX CORPORATION
By:     /s/ Daniel T. Erdman
Name:    Daniel T. Erdman
Title:     Vice President and Treasurer
The Purchaser hereby consents to this Facility Extension Request, and effective as of the current Purchase Termination Date, the current Purchase Termination Date shall be amended to be the New Purchase Termination Date.

JPMORGAN CHASE BANK, N.A., as Purchaser
By: __/s/ Scott Goodwin______________
Name:    Scott Goodwin
Title:     Executive Director